UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

CELLYNX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

25910 Acero, Suite 370 Mission Viejo, California 92691
(Address of principal executive offices)

(949) 305-5290
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

ITEM 3.02                      Unregistered Sales of Equity Securities

On July 22, 2010, CelLynx Group, Inc. (“the Company”), entered into a Securities Purchase Agreement (the “SPA”) with Asher Enterprises, Inc. a Delaware corporation (“Asher”), in connection with the purchase by Asher of a Convertible Promissory Note (the “Note”).  The Company received the proceeds of the sale on July 30, 2010.

Pursuant to the Note, Asher loaned to the Company the principal amount of $50,000.  The Note bears interest at a rate of 8%, and due on April 21, 2011 (the “Due Date”).   Asher may convert principal and unpaid interest on the note into shares of the Company’s common stock, with the number of shares issuable determined by dividing the amount to be converted by the conversion price (the “Conversion Price”) which is equal to 63% of the average of the three lowest trading prices of the Company’s common stock over the ten trading days prior to the date of the conversion.  Asher is prohibited under the Note from converting amounts if principal and interest that would result in Asher receiving shares, which when combined with shares of the Company’s common stock held by Asher, would result in Asher holding more than 4.99% of the Company’s then-outstanding common stock.  No registration rights were granted in connection with the purchase of the Note, and the shares of common stock, if any, issued upon conversion, will be restricted securities as defined pursuant to the terms of Rule 144.

Pursuant to the terms of the Note, while there remains any unpaid amounts owing on the Note, the Company may not incur additional debt without Asher’s approval except for (i) debt that was owed or committed as of the date of the SPA and of which the Company had informed Asher; (ii) indebtedness to trade creditors or financial institutions in the ordinary course of business; (c) debt which in the aggregate does not exceed $250,000; or (d) debt the proceeds of which are used to repay the Note.

The Company has the right to pre-pay the Note during the first 120 days following the date of the Note by paying to Asher 150% of the then-outstanding principal amount and any accrued and unpaid interest, penalties, or other amounts owing.

Pursuant to the SPA, the Company agreed to grant to Asher a right of first refusal for any subsequent transactions occurring during the twelve month period following the Closing Date, which was July 21, 2010.  The right of first refusal does not apply to any transactions in excess of $250,000, or to any future transactions between the Company and Dollardex Corp.

In the above transaction, the Note was issued to an accredited investor pursuant to the exemption from registration provided by Section 4(2) of the  Securities Act of 1933, as amended, and rules promulgated pursuant thereto.  Additionally, the underlying shares of common stock, if any, issued upon conversion of the Note will be issued pursuant to the exemption from registration provided by Section 4(2) of the  Securities Act of 1933, as amended, and rules promulgated pursuant thereto.  All certificates for such shares will contain the appropriate legends restricting their transferability absent registration or applicable exemption.  The accredited investor received information concerning the Company and had the ability to ask questions about the Company.

These descriptions of the SPA and the Note are not complete, and are qualified in their entirety by reference to the SPA and the Note themselves, which are included in this filing as exhibits and which are incorporated herein by this reference.

ITEM 9.01                      Financial Statements and Exhibits

(a)           Financial statements of businesses acquired – Not Applicable.

(b)           Pro forma financial information – Not Applicable.

(c)           Exhibits

Exhibit                                Description

99.1                      Securities Purchase Agreement
99.2                      Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLYNX GROUP, INC. (Registrant)

Date: August 5, 2010	/s/ Norman W. Collins
Name: Norman W. Collins
Title: Chief Executive Officer